                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 33-47516) pertaining to the 1992 Incentive and Nonqualified Stock Option
Plan (the 1992 Plan) and options  granted to the  principals  of a joint venture partner of Lone Star Steakhouse & Saloon,  Inc., the Registration  Statement
(Form S-8 No.  33-75078)  pertaining to the 1992 Plan and 1992 Director's  Stock
Option Plan (the Director's  Plan) of Lone Star Steakhouse &  Saloon,  Inc.,
the Registration  Statement (Form S-8 No. 33-00280)  pertaining to the 1992 Plan of Lone Star Steakhouse & Saloon, Inc., the Registration Statement (Form S-8
No. 333-97271)  pertaining to the 1992 Plan and the Director's Plan of Lone Star
Steakhouse  &  Saloon,  Inc., and the  Registration  Statement (Form S-8 No.
333-121467)  pertaining  to the 2004 Stock  Option Plan of Lone Star  Steakhouse
&  Saloon,  Inc., of our reports  dated March 10, 2005,  with respect to the consolidated  financial  statements of Lone Star Steakhouse & Saloon,  Inc.,
Lone  Star  Steakhouse  &  Saloon,  Inc.  management's   assessment  of  the
effectiveness   of  internal   control  over   financial   reporting,   and  the
effectiveness  of  internal  control  over  financial  reporting  of  Lone  Star
Steakhouse &  Saloon,  Inc.,  included in this Annual Report (Form 10-K) for the year ended December 28, 2004.

                                          /s/ Ernst &  Young LLP
                                          --------------------------
                                          ERNST &  YOUNG LLP

KANSAS CITY, MISSOURI
MARCH 10, 2005